UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2003

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

The Company has previously reported in current reports on Form 8-K, quarterly reports on Form 10-Q, and exhibits thereto its involvement in litigation entitled Ronnie and Nancy Haese, et al. v. H&R Block, Inc., et al., Case No. CV96-4213, in the District Court of Kleberg County, Texas, and the settlement agreed upon in such litigation in November 2002. The litigation relates to refund anticipation loans obtained from a lending bank through H&R Block offices in Texas ("RALs"). Prior to the filing of the final settlement agreement with the court and any motions for preliminary approval of the settlement and attorneys' fees and expenses of class counsel, the plaintiffs filed a motion asking the District Court to direct that $26 million of awarded class counsel fees be paid to the plaintiff class members. The final settlement agreement was filed with the District Court in March 2003 and preliminary approval of the settlement agreement was granted by the court on March 31, 2003. Notice of the settlement was sent to the class, a hearing on the final approval of the settlement agreement was held on June 24, 2003, and the judge entered a final judgment on June 24, 2003 fully and finally approving the settlement agreement, finding it fair, adequate and reasonable and that it protects the rights of the class, is in the best interests of the settlement class and meets all criteria required by Texas law. As a part of the final judgment, the court also (1) ordered that the claims of class members who obtained RALs in Texas during the period from 1992 through 1996 are dismissed with prejudice; (2) granted defendants' Supplemental Motion for Summary Judgment as to class members who only obtained RALs from 1988 through 1991, and ordered that such defendants take nothing on their claims against the defendants; (3) granted defendants Motion to Compel Arbitration as to those members of the class who obtained a RAL for the first time from 1997 to 2002, and ordered that the claims of those class members are dismissed without prejudice of those members' rights to pursue those claims through binding arbitration; (4) vacated its January 30, 1998 Order pertaining to arbitration clauses and contacts with the class; and (5) withdrew its rulings as to fiduciary duty, breach or the nature of the breach thereof, and for forfeiture as reflected in the Court's November 6, 2002 letter. In a separate Order dated June 24, 2003, the Court found that the awarding of attorneys' and expenses was appropriate and ordered that class counsel and objectors' class counsel be awarded attorneys' fees in the amount of $49,000,000 on condition that, upon payment of the fees to class counsels' trust account, class counsel shall pay $26 million of the attorneys' fees to the class members pursuant to an approved distribution plan. The Order also ordered that $100,000 for the award of attorneys' fees be used to create a cy pres fund pursuant to an approved cy pres plan and specified the manner in which the remaining award of attorneys' fees was to be distributed among the class counsel and objectors' class counsel.

The information contained in this current report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding the Company, the industries and markets in which the Company operates, and management's assumptions and beliefs relating thereto. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, the uncertainty of litigation, the uncertainty that the final judgment and Order relating to attorneys' fees in the Haese case will be upheld on any appeal thereof, other risks associated with litigation, risks described from time to time in reports and registration statements filed by the Company and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors and risks into account in evaluating any such forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2003

H&R BLOCK, INC. BY: /S/ James H. Ingraham —————————————— James H. Ingraham Senior Vice President and General Counsel